UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

BUCYRUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 000-50858

Delaware (State of Incorporation)	39-0188050 (IRS Employer Identification No.)

P.O Box 500

1100 Milwaukee Avenue

South Milwaukee, Wisconsin 53172

(Address of Principal Executive Offices and Zip Code)

(414) 768-4000

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 8, 2006, Bucyrus International, Inc. (the "Company") announced that its Board of Directors had approved a three-for-two stock split of the Company's Class A common stock, to be effected in the form of a stock dividend of one share of the Company's Class A common stock for every two shares outstanding. The record date for the stock split is March 20, 2006 and the payment date is March 29, 2006. Cash will be paid in lieu of fractional shares. The Company also announced its intention to increase its quarterly dividend amount to $0.05 per share per quarter following the stock split. A copy of a press release containing additional information regarding the stock split and the increase in dividends is attached as Exhibit 99.1 to this report and such information is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
_________	____________________________________________________________

99.1	Press Release of the Registrant, dated March 8, 2006, announcing the stock split and dividend increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

By:	/s/ Craig R. Mackus
_____________________________
Name:	Craig R. Mackus
Title:	Chief Financial Officer, Controller
and Secretary

Dated: March 10, 2006